NUMBER                                                      SHARES
GA


                             GOLDENACCESS.COM, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
                                                       CUSIP   38134P   10   3
                              C O M M O N S T O C K

This Certifies That:






is owner of

           FULLY PAID AND  NON-ASSESSABLE SHARES OF  COMMON  STOCK OF $.001 PAR
                 VALUE EACH OF
                        GOLDENACCESS.COM, INC.
transferable on the books of the Corporation in person or by attorney upon the surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Article of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.
         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                                  COUNTERSIGNED:
                                                                        SUNTRUST
                                                                   BANK, ATLANTA
                                                                  TRANSFER AGENT
                                       BY:
                                                  AUTHORIZED SIGNATURE





       /SS/                                                      /SS/
                                  SEAL
    COUNSEL                                                    PRESIDENT